Exhibit 99.1

CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS

February 11, 2009

Banco Santander (Brasil) S.A.
Rua Amador Bueno, 474
São Paulo, SP 04752-005
Federative Republic of Brazil

The undersigned hereby consent to being named as persons about to become directors of Banco Santander (Brasil) S.A. (the “Bank”) in the Bank’s Registration Statement on Form F-1 (File No. 333-        ) filed with the Securities and Exchange Commission on February 8, 2009.

Name
/s/ José de Menezes Berenguer Neto
José de Menezes Berenguer Neto

/s/ José de Paiva Ferreira
José de Paiva Ferreira

/s/ Celso Clemente Giacometti
Celso Clemente Giacometti